UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2017, J. Francisco A. Turner resigned from his positions as Interim Chief Financial Officer of Banc of California, Inc. (the “Company”) and Executive Vice President, Chief Strategy Officer and Interim Chief Financial Officer of Banc of California, N.A., a wholly owned subsidiary of the Company (the “Bank”). As discussed below, in connection with his resignation, Mr. Turner and the Company and the Bank entered into an Employment Separation Agreement and Release.

Upon Mr. Turner’s resignation, the Company’s Board of Directors appointed Albert J. Wang, age 42, Executive Vice President and Chief Accounting Officer of the Company and the Bank, who has served as the Company’s principal accounting officer since September 2016, to also serve as the Company’s principal financial officer while the Company continues its search for a permanent Chief Financial Officer.

The Company issued a press release on June 14, 2017 announcing Mr. Turner’s resignation and Mr. Wang’s appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release contains additional biographical information for Mr. Wang.

Effective June 12, 2017 (the “Effective Date”), the Company, the Bank and Mr. Turner entered into an Employment Separation Agreement and Release (the “Agreement”) pursuant to which Mr. Turner resigned from all positions he held with respect to the Company, the Bank and their respective affiliated entities. The Agreement provides for Mr. Turner to receive: (i) a one-time lump-sum cash payment of $2,750,000 by June 15, 2017; and (ii) for up to 18 months or until he obtains alternative benefits coverage, whichever occurs first, following the Effective Date, reimbursement for the monthly premium payments he makes to continue his health care coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA). The Agreement further provides for certain limitations on Mr. Turner’s rights under his existing indemnification agreement with the Company.

The Agreement contains a general release of claims by Mr. Turner, including any rights he may have under his existing employment agreement with the Company, with customary exceptions for obligations arising from the Agreement, vested benefits, indemnity rights and matters that cannot be released by private agreement. Mr. Turner has agreed to cooperate fully with the Company and the Bank in connection with any existing or future investigations, claims, litigation, audits, inquiries or similar actions and to remain bound by the clawback, confidentiality and non-solicitation provisions of his employment agreement with the Bank. The Agreement provides for a “Standstill Period” through December 31, 2018, during which Mr. Turner has agreed to limit his ownership of common stock and common stock equivalents of the Company and not to engage in certain other activities.

A copy of the Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated June 14, 2017

99.2	Employment Separation Agreement and Release, dated June 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

June 14, 2017	/s/ John C. Grosvenor
John C. Grosvenor
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 14, 2017

99.2	Employment Separation Agreement and Release, dated June 12, 2017

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